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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-63842, 333-66665 and 333-1718 on Forms S-8 and Registration Statement Nos. 333-40167, 333-23575 and 333-14097 on Form S-3 of APAC Customer
Services, Inc. of our report dated February 6, 2003, relating to the consolidated financial statements of APAC Customer Services, Inc. as of and for the year ended December 29, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating a change in accounting principle and to the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in this Annual Report on Form 10-K of APAC Customer Services, Inc. for the year ended December 29, 2002.

Deloitte & Touche LLP
Chicago, Illinois
March 17, 2003